CUSIP NO. 55269P302

Exhibit 1

JOINT FILING UNDERTAKING

The undersigned parties hereby agree that the Schedule 13D filed herewith (and any amendments thereto) relating to the Common Stock of MDS, Inc. is being filed jointly on behalf of each of them with the Securities and  Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.

ValueAct Capital Master Fund L.P., by VA Partners I, LLC, its General Partner

	By:	/s/ George F. Hamel, Jr.
Dated: September 9, 2009		George F. Hamel, Jr., Chief Operating Officer

VA Partners I, LLC

	By:	/s/ George F. Hamel, Jr.
Dated: September 9, 2009		George F. Hamel, Jr., Chief Operating Officer

ValueAct Capital Management, L.P., by ValueAct Capital Management, LLC its General Partner

	By:	/s/ George F. Hamel, Jr.
Dated: September 9, 2009		George F. Hamel, Jr., Chief Operating Officer

ValueAct Capital Management, LLC

	By:	/s/ George F. Hamel, Jr.
Dated: September 9, 2009		George F. Hamel, Jr., Chief Operating Officer

ValueAct Holdings, L.P., by ValueAct Holdings GP, LLC, its General Partner

	By:	/s/ George F. Hamel, Jr.
Dated: September 9, 2009		George F. Hamel, Jr., Chief Operating Officer

ValueAct Holdings GP, LLC

	By:	/s/ George F. Hamel, Jr.
Dated: September 9, 2009		George F. Hamel, Jr., Chief Operating Officer